Exhibit 1

SUBSCRIPTION AGREEMENT

August 22, 2013

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, California 90036

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.        This Subscription Agreement (this “Agreement”) is entered into between Broadway Financial Corporation, a Delaware corporation (the “Company”), and the Investor whose name appears on the signature page hereto and is made as of the date of the Company’s acceptance hereof (the “Acceptance Date”).

2.        The Company is proposing to issue and sell shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”, to certain investors in a private offering at a purchase price of U.S.$1.00 per share (the “Per Share Purchase Price”). The Common Stock is being offered only to persons who are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a private placement exemption from the securities registration requirements of the Securities Act. The Investor acknowledges and agrees that the Company may, as provided in Section 6.17 of the attached Terms and Conditions, issue Common Stock Equivalents (as defined in the Terms and Conditions) in lieu of Common Stock in connection with certain of the exchanges for outstanding preferred stock of the Company that are to be completed concurrently with the Closing under this Agreement, all as described in the Terms and Conditions.

3.        The Company and the Investor agree that, upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Company and the Company will issue and sell to the Investor, the number of shares of Common Stock equal to the dollar amount subscribed as indicated on the signature page hereto divided by the Per Share Purchase Price, pursuant to the Terms and Conditions for the Purchase of Common Stock attached hereto as Annex A and incorporated herein by reference as if fully set forth herein. The Common Stock purchased by the Investor will be delivered in certificated form, registered in the Investor’s name and address as set forth below, and will be released by Computershare Inc., the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in the Terms and Conditions for the Purchase of Common Stock) or, if uncertificated, the Transfer Agent for the Common Stock will register the shares of Common Stock purchased in the name of the Investor and deliver evidence of such registration to the Investor.

4.        In agreeing to purchase Common Stock pursuant hereto, the Investor is making the representations and warranties set forth in the attached Terms and Conditions for the Purchase of Common Stock (the “Terms and Conditions”), including representations and warranties that the Investor is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act) and that the Investor has not taken actions regarding a coordinated acquisition of Common Stock as set forth in Section 2.3(f) or Section 2.3(j).

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Subscription amount in shares and U.S. dollars: $1,935,500

Shares: 1,935,500

Name of Investor: CJA Private Equity Financial
Restructuring Master Fund I L.P.

CJA PRIVATE EQUITY FINANCIAL
RESTRUCTURING MASTER FUND I L.P.

By: CJA Private Equity Financial Restructuring GPI Ltd., its General Partner

By:	/s/ Christopher J. Acito
Print Name: Christopher J. Acito
Title: Managing Member
Mailing Address:

CJA Private Equity Financial Restructuring Master Fund I L.P.
c/o Hedgserv, Ltd.
Attn: Mr. Donal Murphy
75 St. Stephens Green – 2nd Floor
Dublin 2 Ireland

with a copy to:

CJA Private Equity Financial Restructuring Master Fund I L.P.
c/o Gapstow Capital Partners LP
Attn: Virginia Hathorn
130 East 59th Street – 12 Floor
New York, NY 10022

Type of Entity: Limited Partnership
Jurisdiction of Organization: Cayman Islands
Tax ID No.: 33-1219583
Contact Name: Virginia Hathorn

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Telephone: 646-735-3447
Email Address: virginia.hathorn@gapstow.com

Name under which Common Stock is to be issued (if different from above): same as above

Address to which share certificates or statement of ownership are to be sent (if different from mailing address above):

U.S. Bank Securities Services
1555 N. River Center Drive – Suite 302
Milwaukee, WI 53212
Attn: Dan Harding – Physical Processing Manager
Attn: Brand Hosford– Phone No. 704-335-4600
Ref: Acct#CJA Private Equity Financial
Restructuring Master Fund I LP

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Agreed and Accepted as of August 22, 2013:

BROADWAY FINANCIAL CORPORATION

By:	/s/ Wayne-Kent A. Bradshaw
Name: Wayne-Kent A. Bradshaw
Title: President and Chief Executive Officer

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INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Agreement)

Complete the following items in the Agreement:

1.        Provide the information regarding the Investor requested on the signature page to the Agreement. The Agreement must be executed by an individual authorized to bind the Investor.

2.        If the Investor is purchasing Common Stock for more than one investor account, it may either (i) complete a separate Agreement for each such account, in which case a separate wire transfer (or other acceptable form of payment) must be made by or on behalf of such account for the Common Stock it will purchase and a separate issuance of Common Stock will be made by the Transfer Agent to each account, or (ii) complete a single Agreement for all such accounts, in which case only one wire transfer (or other acceptable form of payment) need be made for the Common Stock to be purchased for all such accounts (but all such Common Stock will be issued to a single account specified by the Investor) and the information called for on the signature page hereof must be completed for each account.

3.        Return the signed Agreement to:

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, California 90036

Attn:    Wayne-Kent A. Bradshaw, President and Chief

Executive Officer

Fax:     (323) 556-3216

Email: WBradshaw@broadwayfederalbank.com

4.        Please note that all payments must be made in U.S. dollars by wire transfer of immediately available funds to the following account, which has been established to hold funds received from investors, which funds shall be released to the Company only upon the Closing of the transactions referred to and described herein:

Bank Name:	Broadway Federal Bank, f.s.b.
Bank Account Name:	Broadway Federal Bank for the benefit of Broadway Financial Corporation
Bank ABA #:	322070145
Bank Account #:	80-000820-4

An executed Agreement or a facsimile transmission thereof must be received by such time on such date as you are advised. The Company reserves all rights to reject any subscription before it is accepted by the Company.

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ANNEX A

TERMS AND CONDITIONS FOR THE PURCHASE OF COMMON STOCK

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-i-

(continued)

INDEX OF DEFINED TERMS

Defined Term	Section

Acceptance Date	Subscription Agreement
Action	2.2(f)
Affiliate	6.2(a)
Agency	6.2(b)
Agreement	Subscription Agreement
Agreements	Recital B
Bank	2.2(a)
Benefit Plans	2.2(u)(i)
Board of Directors	6.2(c)
Business Day	6.2(d)
Capital Stock	6.2(e)
Capitalization Date	2.2(c)(ii)
Change in Control	6.2(f)
Closing	1.2(a)
Closing Date	1.2(a)
Code	6.2(g)
Common Stock	Subscription Agreement
Common Stock Equivalents	6.17(a)
Company	Subscription Agreement
Company Employees	2.2(u)(i)
Company Financial Statements	2.2(g)

-ii-

Defined Term	Section

Company Indemnified Parties	5.2(a)
Company Insurance Policies	2.2(s)
Company Preferred Stock	2.2(c)(i)
Company Reports	2.2(h)
Company Specified Representations	6.2(h)
Company Stock Plans	2.2(c)(iii)
Company Subsidiaries	2.2(b)
Company Subsidiary	2.2(b)
Confidentiality Agreement	3.2
control, controlling, controlled by and under common control with	6.2(a)
Deductible	5.1(b)
Disclosure Schedule	6.2(i)
EESA	2.2(u)(iii)
Effective Date	3.8(j)(i)
Effectiveness Deadline	3.8(j)(ii)
employee benefit plan	2.2(u)(i)
ERISA	2.2(u)(i)
Exchange Act	2.2(h)
FDI Act	2.2(b)
FDIC	2.2(b)
Filing Deadline	3.8(a)(i)
finally determined	5.4
GAAP	6.2(j)
Governmental Consent	6.2(k)
Governmental Entity	6.2(l)
Holder	3.8(j)(iii)
Indemnified Party	5.3(a)
Indemnifying Party	5.3(a)
Indemnitee	3.8(g)(i)
Insider	2.2(bb)
Insurer	6.2(m)
Investment	Recital A
Investment Manager	2.3(f)
Investor	Subscription Agreement
Investor Indemnified Parties	5.1(a)
Investor Specified Representations	6.2(n)
Investors	Recital B
Knowledge	6.2(o)
Law	2.2(p)
Liens	2.2(d)(ii)
Loan Investor	6.2(p)
Losses	6.2(q)
Material Adverse Effect	2.1(a)
Material Contract	2.2(r)
NASDAQ	2.2(d)

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Defined Term	Section

OFAC	2.2(m)
Other Investors	Recital B
Other Preferred Exchange Agreement	Recital C
Other Preferred Exchange Agreements	Recital C
Other Preferred Exchanges	Recital C
Other Private Placements	Recital B
Per Share Purchase Price	Subscription Agreement
Person	6.2(r)
Placement Agent	2.2(x)
Potential Investor	2.3(j)
Previously Disclosed	2.1(b)
Purchase Price	1.1
Register, registered and registration	3.8(j)(iv)
Registrable Securities	3.8(j)(v)
Registration Expenses	3.8(j)(vi)
Registration Termination Date	3.8(a)(i)
Regulatory Agreement	2.2(q)
Regulatory Order or Regulatory Orders	2.2(p)
Rights Offering	Recital D
Rights Plan	2.2(c)(iii)
Rule 158, Rule 159A, Rule 405 and Rule 415	3.8(j)(vii)
SEC	2.1(b)
Securities Act	Subscription Agreement
Selling Expenses	3.8(j)(viii)
Series A Junior Preferred Stock	2.2(c)(i)
Series A Preferred Stock	2.2(c)(i)
Series B Preferred Stock	2.2(c)(i)
Series C Preferred Stock	2.2(c)(i)
Series D Preferred Stock	2.2(c)(i)
Series E Preferred Stock	2.2(c)(i)
Shelf Registration Statement	3.8(a)(ii)
SLHCA Act	2.2(a)
Subsidiary	6.2(s)
Suspension Period	3.8(d)
TARP Exchange	Recital C
TARP Exchange Agreement	Recital C
TARP Preferred Stock	2.2(c)(ii)
Tax or Taxes	6.2(t)
Tax Return	6.2(u)
Third Party Claim	5.3(a)
Transfer Agent	Subscription Agreement
Treasury	Recital C
Voting Debt	2.2(c)(iv)
Voting Securities	6.2(v)

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RECITALS

A.        The Investment.  The Company intends to issue and sell to the Investor, and the Investor intends to purchase from the Company, on the terms and conditions described herein, the number of shares of Common Stock set forth on such Investor’s signature page hereto for the aggregate purchase price set forth on such signature page (the “Investment”).

B.        Other Private Placements.  The Company also intends to enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Common Stock to them, with the closing of such sales to occur simultaneously with the Closing (the “Other Private Placements”). The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”, and this Agreement and the subscription agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

C.        TARP Exchange; Other Preferred Stock Exchanges.  The United States Department of Treasury (the “Treasury”) holds 15,000 shares of TARP Preferred Stock (as defined herein). On the terms and subject to the conditions set forth in an Exchange Agreement, dated as of February 10, 2012, entered into by the Company and the Treasury, as amended (the “TARP Exchange Agreement”), the Company intends to exchange the TARP Preferred Stock for a new series of mandatorily convertible preferred stock, which shares shall automatically convert into Common Stock having an aggregate value (valuing the Common Stock at the Per Share Purchase Price) equal to the sum of (x) 50% of the aggregate liquidation preference of the TARP Preferred Stock and (y) 100% of the amount of accrued and unpaid dividends on the TARP Preferred Stock as of the Closing Date (the “TARP Exchange”) upon receipt of any necessary shareholder approvals, as provided in Section 3.7 of this Agreement. The Company has entered into, or will enter into simultaneously herewith, similar exchange agreements providing for exchanges of all of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company (each as defined herein) on substantially the same economic terms as provided in the TARP Exchange Agreement with the respective holders of such other series of preferred stock of the Company (such other exchange agreements being referred to herein individually as an “Other Preferred Exchange Agreement” and collectively as the “Other Preferred Exchange Agreements”). The exchanges referred to in each of the Other Preferred Exchange Agreements (collectively the “Other Preferred Exchanges”) and the TARP Exchange are to occur prior to or simultaneously with the Closing.

D.        The Rights Offering.  Following the Closing, the Company may commence a rights offering (the “Rights Offering”) providing holders of record of the Common Stock as of the close of business on a record date prior to the Closing to be selected by the Company with the right to purchase Common Stock at the same price per share as that paid by the Investor. The rights would not be transferable and would provide for the purchase of up to $2 million of Common Stock in the aggregate by such existing stockholders.

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ARTICLE 1

PURCHASE; CLOSING

1.1       Issuance, Sale and Purchase.  On the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, free and clear of any Liens, a number of shares of Common Stock (including any associated preferred share purchase rights issuable with respect to such Common Stock pursuant to the Rights Plan) equal to the dollar amount subscribed as indicated on the signature page hereto divided by the Per Share Purchase Price payable by the Investor to the Company. The aggregate purchase price payable pursuant to this Section 1.1 is referred to herein as the “Purchase Price”).

1.2       Closing; Deliverables for the Closing; Conditions to the Closing.

(a)       Closing.  Unless this Agreement has been terminated pursuant to Article 4, and subject to the satisfaction or, to the extent permitted by Law and this Agreement, the written waiver of the conditions set forth in Section 1.2(c), the closing of the transactions contemplated by this Agreement (the “Closing“) shall take place at the offices of Arnold & Porter LLP, located at 777 South Figueroa Street, 44th Floor, Los Angeles, California 90017, or remotely via the electronic or other exchange of documents and signature pages, on a date to be specified by the Company on no less than two Business Days’ notice to the Investor (which date shall be the same date as the date of closing of the TARP Exchange, the Other Preferred Exchanges and the Other Private Placements), or at such other place or such other date as agreed to in writing by the parties hereto (the “Closing Date”).

(b)       Closing Deliverables.  Subject to the satisfaction or waiver on the Closing Date of the conditions to the Closing set forth in Section 1.2(c), at the Closing the parties shall make the following deliveries:

(i)         the Company shall deliver to the Investor one or more certificates evidencing the Common Stock to be purchased pursuant to Section 1.1 registered in the name of the Investor (or if the shares of the Common Stock being purchased are to be uncertificated, the Company shall cause the Transfer Agent to register such shares in the name of the Investor and deliver evidence of such registration to the Investor); and

(ii)        the Investor shall deliver the Purchase Price, by wire transfer of immediately available funds to the account set forth in the Instruction Sheet for Investor provided with this Agreement.

(c)       Closing Conditions.

(i)         The obligations of the Investor, on the one hand, and the Company, on the other hand, to consummate the purchase and sale of Common Stock provided for in this Agreement are each subject to the satisfaction or, to the extent permitted by Law and this Agreement, the written waiver by the Company or the Investor, as applicable, of the following conditions at the Closing:

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(A)        No provision of any Law and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor from owning or voting any Common Stock to be purchased pursuant to this Agreement; and

(B)        All Governmental Consents required to have been obtained at or prior to the Closing Date in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

(ii)       The obligation of the Investor to consummate the purchase of Common Stock provided for in this Agreement is also subject to the satisfaction or written waiver by the Investor of the following conditions at the Closing:

(A)        The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except that representations and warranties made as of a specified date shall be true and correct as of such date;

(B)        The Company shall have performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the Closing Date;

(C)        The Investor shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(c)(ii)(A) and Section 1.2(c)(ii)(B) have been satisfied on and as of the Closing Date;

(D)        Since the date of this Agreement, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(E)        The Common Stock to be purchased pursuant to this Agreement shall have been authorized for listing on the NASDAQ Capital Market or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance;

(F)        The Company shall have received (or shall receive concurrently with the Closing) gross proceeds from the Other Private

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Placements in an aggregate amount, together with the Purchase Price, of not less than $3,500,000;

(G)        The Company shall have completed the TARP Exchange in accordance in all material respects with the terms and conditions set forth in the TARP Exchange Agreement, except that the gross proceeds received from the Equity Offering referred to therein shall be not less than $3,500,000;

(H)        The Company shall have completed each of the Other Preferred Exchanges in accordance in all material respects with the respective Other Preferred Exchange Agreements; and

(I)         The Company and the Investor shall have entered into the Letter Agreement, substantially in the form attached hereto as Exhibit A (the “Side Letter”).

(iii)      The obligation of the Company to consummate the sale of Common Stock provided for in this Agreement is also subject to the satisfaction or written waiver by the Company of the following conditions at the Closing:

(A)        The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would not materially adversely affect the ability of the Investor to perform its obligations hereunder (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of the Investor set forth in Sections 2.3(d) and 2.3(h) shall be true and correct in all respects);

(B)        The Investor shall have performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the Closing Date; and

(C)        The Company shall have received a certificate, dated as of the Closing Date, signed on behalf of the Investor by a duly authorized person certifying to the effect that the conditions set forth in Section 1.2(c)(iii)(A) and Section 1.2(c)(iii)(B) have been satisfied on and as of the Closing Date.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1       Certain Terms.

(a)       As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, would reasonably be expected to (i) result in a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under this Agreement to consummate the Closing or any of the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred under clause (i), there shall be excluded any circumstance, event, change, development or effect to the extent resulting from (A) actions or omissions of the Company or any Company Subsidiary expressly required or contemplated by the terms of this Agreement, (B) changes after the date hereof in general economic conditions in the United States, including financial market volatility or downturns, or in the markets in which the Company and the Company Subsidiaries operate, (C) changes after the date hereof affecting the banking industry generally, (D) any changes after the date hereof in applicable Laws or accounting rules or principles, including changes in GAAP, (E) changes in the market price or trading volume of the Common Stock or the Company’s other outstanding securities (but not the underlying causes of such changes) or (F) any failure by the Company or any of the Company Subsidiaries to meet any internal projections or forecasts with regard to the assets, liabilities, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole (but not the underlying causes of such failure), in each case to the extent that such circumstance, event, change, development or effect referred to in clauses (B), (C) and (D) do not have a disproportionate effect on the Company and the Company Subsidiaries compared to other participants in the industries or markets in which the Company and the Company Subsidiaries operate.

(b)       As used in this Agreement, the term “Previously Disclosed” (i) with regard to any party, means information set forth in its Disclosure Schedule under Section references corresponding with the provision of this Agreement to which such information relates (including, in the case of the Company, information identified in the Company’s Disclosure Schedule by reference to specific portions of the “virtual data room” website established by the Company for use by the Investor in its “due diligence” examination of the Company; provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement and (ii) with regard to the Company, includes information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed by it with the Securities and Exchange Commission (the “SEC”) and subsequently amended by the filing of Forms 10-K/A on April 27, 2012 and September 14, 2012, or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed by it with the SEC on April 1, 2013, (B) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, September 30, 2012 and March 31, 2013 as filed by it

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with the SEC, (C) the Company’s Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on November 19, 2012, or (D) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2011, in each case available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature). Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.2       Representations and Warranties of the Company.  Except as Previously Disclosed, the Company hereby represents and warrants to the Investor, as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that are as of a specific date, which are made as of that date) that:

(a)       Organization and Authority.  Each of the Company and the Company Subsidiaries is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where any failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has the corporate or other organizational power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has Previously Disclosed correct and complete copies of the certificate of incorporation and bylaws (or similar governing documents) as amended through the date of this Agreement for the Company and Broadway Federal Bank, f.s.b. (the “Bank”). The Company is duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as a savings and loan holding company under the Savings and Loan Holding Company Act, as amended, 12 U.S.C. 1467a (the “SLHCA Act”).

(b)       Company Subsidiaries.  The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (each, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”). Except for the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens, except for the Lien of BBCN Bank on all assets of the Company, including the stock of the Bank owned by the Company. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended (the “FDI Act”), and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company beneficially owns all of the outstanding capital securities of, and has sole control of, the Bank.

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(c)        Capitalization.

(i)         As of the date hereof, (A) the authorized Capital Stock of the Company consists of 8,000,000 shares of Common Stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”) and (B) of the Company Preferred Stock, 100,000 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $10 per share (the “Series A Preferred Stock”); 100,000 shares have been designated as Non-Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $10 per share (the “Series B Preferred Stock”); 76,950 shares have been designated as Series C Non-Cumulative Perpetual Convertible Preferred Stock, having a liquidation preference of $13 per share (the “Series C Preferred Stock”); 9,000 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series D, having a liquidation preference of $1,000 per share (the “Series D Preferred Stock”); 6,000 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series E, having a liquidation preference of $1,000 per share (the “Series E Preferred Stock”); and 25,000 shares have been designated as Series A Junior Participating Preferred Stock, having a liquidation preference of $1.00 per share (the “Series A Junior Preferred Stock”).

(ii)        As of the close of business on May 31, 2013 (the “Capitalization Date”), the Company had outstanding: 1,917,422 shares of Common Stock; 55,199 shares of Series A Preferred Stock; 100,000 shares of Series B Preferred Stock; 76,950 shares of Series C Preferred Stock; 9,000 shares of Series D Preferred Stock; and 6,000 shares of Series E Preferred Stock (the Series D Preferred Stock and Series E Preferred Stock being referred to herein as the “TARP Preferred Stock”).

(iii)        As of the close of business on the Capitalization Date, other than in respect of awards outstanding under or issuable pursuant to the Company’s 1996 Long-Term Incentive Plan, 1996 Stock Option Plan and 2008 Long-Term Incentive Plan (the “Company Stock Plans”) in respect of which an aggregate of 437,390 shares of Common Stock have been reserved for issuance, 76,950 shares of Common Stock reserved for issuance upon conversion of the outstanding shares of the Series C Preferred Stock and 25,000 shares of Series A Junior Preferred Stock reserved for issuance pursuant to the Rights Agreement, dated January 31, 2003, entered into between the Company and US Stock Transfer Corporation (the “Rights Plan”), no shares of Common Stock or Company Preferred Stock were reserved for issuance. Since the Capitalization Date and through the date of this Agreement, except in connection with this Agreement and the transactions contemplated hereby, including the Investment, the Other Private Placements, the TARP Exchange, the Other Preferred Exchanges, and the Rights Offering, the Company has not (A) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, except to Directors and certain executive officers of the

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Company and the Bank pursuant to the Stock Purchase Agreements copies of which are included in Section 2.2(c) of the Disclosure Schedule, (B) reserved for issuance any shares of Common Stock or Company Preferred Stock or (C) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock.

(iv)       All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the outstanding shares of Capital Stock or other securities of the Company or any of the Company Subsidiaries was issued, sold or offered by the Company or any Company Subsidiary in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding.

(v)        As of the date of this Agreement, except for (x) the outstanding awards under the Company Stock Plans listed on Section 2.2(c) of the Disclosure Schedule, (y) as set forth elsewhere in this Section 2.2(c) and (z) the Agreements, the TARP Exchange Agreement, and the Other Preferred Exchange Agreements, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of Capital Stock of the Company.

(d)       Authorization; No Conflicts; Shareholder Approval.

(i)         The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to the approval by the Nasdaq Stock Market (“NASDAQ”) of the Company’s application pursuant to Rule 5635(f) and other applicable provisions of the Nasdaq Listing Rules to issue Common Stock in connection with the Investment, the Other Private Placements, the TARP Exchange, the Other Preferred Exchanges and related transactions without prior shareholder approval, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further approval or authorization is required on the part of the Company or its shareholders. The Board of Directors has unanimously approved the transactions contemplated by this Agreement, including the Investment, the Other Private Placements, the Other Preferred Exchanges, and the TARP Exchange and the Rights Offering. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, is the valid and binding obligation of the Company

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enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (whether applied in equity or at law).

(ii)        Neither the execution and delivery by the Company of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests or other encumbrances of any kind (“Liens”) upon any of the properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (1) the certificate of incorporation or bylaws (or similar governing documents) of the Company and each Company Subsidiary or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries may be subject, or (B) violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets except in the case of clauses (A)(2) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)       Governmental Consents.  Except as set forth in the Disclosure Schedule, no Governmental Consents are necessary for the execution and delivery of this Agreement or for the sale by the Company of Common Stock to the Investor pursuant to this Agreement.

(f)        Litigation and Other Proceedings.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened claim, action, suit, arbitration, complaint, charge or investigation or proceeding (each an “Action”) against the Company or any Company Subsidiary or any of its assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or government agency, or instrumentality. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company in his or her capacity as such.

(g)       Financial Statements.  The audited consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of operations, changes in stockholders’ equity and cash flows, together with the notes thereto, included in the

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Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2012 (the “Company Financial Statements”) (i) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (ii) complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis and (iv) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein.

(h)       Reports.  Since December 31, 2008, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that they were required to file with any Governmental Entity (the foregoing, collectively, being referred to herein as the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, or as subsequently amended prior to the date hereof, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. As of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report that were the subject of written correspondence that have not been resolved. The Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and, as of the date of each such Company Report filed with the SEC, or if amended prior to the date of this Agreement, as of the date of such amendment, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(i)        Internal Accounting and Disclosure Controls.  The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom) or reputable banking industry service providers, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the system of internal accounting controls described below in this Section 2.2(i). The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) intended to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer or executive chairman and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material

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weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, the Company has no Knowledge of any reason that its outside auditors and its chief executive officer or executive chairman and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2008, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices.

(j)        Risk Management Instruments.  All material derivative instruments, including swaps, caps, floors and option agreements entered into for the Company’s or any of the Company Subsidiaries’ own account were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable Laws and (iii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any Company Subsidiary, as applicable, enforceable in accordance with its terms. Neither the Company nor, to the Knowledge of the Company, any other party thereto is in breach of any of its material obligations under any such agreement or arrangement.

(k)       No Undisclosed Liabilities.  There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities adequately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet as of December 31, 2011 and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2011 and that have not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)        Mortgage Lending.  The Company and each of the Company Subsidiaries have complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary has satisfied, in all material respects (i) all Laws with respect to the origination, insuring, purchase, sale, servicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan

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Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(m)      Bank Secrecy Act; Anti-Money Laundering; OFAC; and Customer Information.  The Company is not aware of, has not been advised of, and, to the Knowledge of the Company, has no reason to believe that any facts or circumstances exist that would cause it or any Company Subsidiary to be deemed to be not operating in compliance, in all material respects, with the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), any order or regulation issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or any other applicable anti-money laundering or anti-terrorist-financing statute, rule or regulation. The Company is not aware of any facts or circumstances that would cause it to believe that any nonpublic customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause it to undertake any material remedial action. The Company and each of the Company Subsidiaries have adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and they have complied in all respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder. The Company will not directly or indirectly use the proceeds of the sale of the Common Stock pursuant to transactions contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person, towards any sales or operations in any country appearing on the OFAC Specially Designated Nationals List (“SDN List”) or for the purpose of financing the activities of any Person currently appearing on the SDN List.

(n)       Certain Payments.  Neither the Company nor any of the Company Subsidiaries, nor any directors, officers, nor to the Knowledge of the Company, employees or any of their Affiliates or any other Person who to the Knowledge of the Company is associated with or acting on behalf of the Company or any of the Company Subsidiaries has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in material violation of any Law to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business for the Company or any of the Company Subsidiaries, (B) to pay for favorable treatment for business secured by the Company or any of the Company Subsidiaries, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of the Company Subsidiaries or (ii) established or maintained any fund or asset with respect to the Company or any of the Company Subsidiaries that was required by Law or GAAP to have been recorded and was not recorded in the books and records of the Company or any of the Company Subsidiaries.

(o)       Absence of Certain Changes.  Since December 31, 2012 and except as Previously Disclosed or as required or contemplated by the terms of this Agreement, (i) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business consistent with past practices,

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(ii) none of the Company or any Company Subsidiary has issued any securities (other than Common Stock and Company Options and other equity-based awards issued prior to the date of this Agreement pursuant to Company Stock Plans and reflected in the numbers set forth in Section 2.2(c)), (iii) the Company has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its Capital Stock, (iv) through (and including) the date of this Agreement, no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (v) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)       Compliance with Laws.  The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each Company Subsidiary. The Company and each Company Subsidiary have complied in all material respects and (i) are not in default or violation in any respect of, (ii) are not under investigation with respect to, and (iii) have not been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, restrictions applicable to recipients of funds under the Troubled Asset Relief Program of the Treasury, the respective Orders to Cease and Desist issued by the Office of Thrift Supervision to the Company and the Bank, with the consent of the Company and the Bank, effective September 9, 2010 (each, individually a “Regulatory Order” and, together, the “Regulatory Orders”), no Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries. As of the date hereof, the Bank has a Community Reinvestment Act rating of “outstanding.”

(q)       Agreements with Regulatory Agencies.  Except for the Regulatory Orders, (i) the Company and the Company Subsidiaries (A) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (B) are not a party to any written agreement, consent agreement or memorandum of understanding with, (C) are not a party to any commitment letter or similar undertaking to, and (D) are not subject to any capital directive by, and (ii) since December 31, 2012, neither the Company nor any of the Company Subsidiaries has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, including the Regulatory Orders, being referred to herein as a “Regulatory Agreement”), nor has the Company nor any of the Company

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Subsidiaries been advised since December 31, 2012 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement, except that the Company and the Bank have been advised that they may receive revised Regulatory Orders from the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System (either acting directly or by or through the Federal Reserve Bank of San Francisco). Except as set forth in the Disclosure Schedule, the Company and the Company Subsidiaries are in compliance in all material respects with each Regulatory Agreement to which they are party or subject, and the Company and the Company Subsidiaries have not received any notice from any Governmental Entity indicating that either the Company or any of the Company Subsidiaries is not in compliance in all material respects with any such Regulatory Agreement.

(r)        Contracts.  The Company has Previously Disclosed or provided (by hard copy, electronic data room or otherwise) to the Investor or its representatives true, correct and complete copies of each of the following to which the Company or any Company Subsidiary is a party, each of which is set forth on Section 2.2(r) of the Disclosure Schedule (each, a “Material Contract”):

(i)         any contract or agreement relating to indebtedness of the Company or any Company Subsidiary for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $200,000, except for those issued in the ordinary course of business;

(ii)        any contract or agreement that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K;

(iii)       any contract or agreement limiting, in any material respect, the ability of the Company or any of the Company Subsidiaries to engage in any line of business or to compete, whether by restricting territories, customers or otherwise, or in any other material respect, with any Person;

(iv)       any contract or agreement that concerns the sale or acquisition of any material portion of the Company’s business;

(v)        any alliance, cooperation, joint venture, shareholders, partnership or similar agreement involving a sharing of profits or losses relating to the Company or any Company Subsidiary;

(vi)       any contract or agreement involving annual payments in excess of $200,000 that cannot be cancelled by the Company or a Company Subsidiary without penalty on not more than 90 days’ notice;

(vii)      any material hedge, collar, option, forward purchasing, swap, derivative or similar agreement, understanding or undertaking;

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(viii)      any contract or agreement with respect to the employment or service of any current or former directors, officers, employees or consultants of the Company or any of the Company Subsidiaries other than, with respect to non-executive employees and consultants, in the ordinary course of business; and

(ix)       any contract or agreement containing any (x) non-competition or exclusive dealing obligations or other obligation which purports to limit or restrict in any respect the ability of the Company or any Company Subsidiary to solicit customers or the manner in which, or the localities in which, all or any portion of the business of the Company or the Company Subsidiaries is or can be conducted, or (y) right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of the Company Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business.

Each Material Contract (A) is legal, valid and binding on the Company and the Company Subsidiaries which are a party to such contract, (B) is in full force and effect and enforceable in accordance with its terms and (C) will continue to be legal, valid, binding, enforceable, and in full force and effect in all material respects following the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of the Company Subsidiaries, nor to the Knowledge of the Company, any other party thereto is in material violation or default under any Material Contract. No benefits under any Material Contract will be increased, and no vesting of any benefits under any Material Contract will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, nor will the value of any of the benefits under any Material Contract be calculated on the basis of any of the transactions contemplated by this Agreement. The Company and the Company Subsidiaries, and to the Knowledge of the Company, each of the other parties thereto, have performed in all material respects all material obligations required to be performed by them under each Material Contract, and to the Knowledge of the Company, no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the Material Contracts.

(s)       Insurance.  The Company and each of the Company Subsidiaries are presently insured, and have been insured for at least the past two years, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the policies, bonds and other arrangements providing for the foregoing (the “Company Insurance Policies”) are in full force and effect, the premiums due and payable thereon have been or will be timely paid through the Closing Date, and there is no material breach or default (and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute such a material breach or default) by the Company or any of the Company Subsidiaries under any of the Company Insurance Policies or, to the Knowledge of the Company, by any other party to the Company Insurance Policies. Neither the Company nor any of the Company Subsidiaries has received any written notice of cancellation or non-renewal of any Company Insurance Policy nor, to the Knowledge of the Company, is the termination of any such policies threatened in writing by the insurer, and there is no material claim for coverage by the Company, or any of the Company Subsidiaries, pending under any of

15

such Company Insurance Policies as to which coverage has been denied or disputed by the underwriters of such Company Insurance Policies or in respect of which such underwriters have reserved their rights.

(t)        Title.  The Company and the Company Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all material personal property owned by them, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or any Company Subsidiary. Any real property and facilities held under lease by the Company or the Company Subsidiaries are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or the Company Subsidiaries.

(u)       Employee Benefits.

(i)         Section 2.2(v) of the Disclosure Schedule sets forth a correct and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which (A) any current or former employee or director of the Company or any of the Company Subsidiaries (the “Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Company Subsidiaries or (B) the Company or any Company Subsidiary has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.”

(ii)        (A) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other Laws; (B) no “reportable event” (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in material liability has occurred with respect to any Benefit Plan, and (C) no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has been engaged in by the Company or any Company Subsidiary with respect to any Benefit Plan that has or is expected to result in any material liability or “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)).

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(iii)        The Company and the Company Subsidiaries will be in compliance, as of the Closing Date, with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the U.S. American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Governmental Entity (collectively “EESA”).

(v)       Taxes.  All material Tax Returns required to be filed by, or on behalf of, Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all Laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects. The Company and the Company Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Company Subsidiaries other than with respect to Taxes not yet due and payable.

(w)       Labor.

(i)         Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary, nor have there been any in the past year.

(ii)        Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all federal and state Laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes.

(iii)       Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no charge or complaint pending or threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by the Company or any Company Subsidiary.

(x)       Brokers and Finders.  Except for PGP Capital Advisors, LLC (the “Placement Agent”) and the fees payable thereto or to its assigns (which fees are to be paid by

17

the Company), neither the Company nor any of its officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(y)       Loan Portfolio.  As of the date of this Agreement, the characteristics of the loan portfolio of the Company have not materially and adversely changed from the characteristics of the loan portfolio as of December 31, 2012.

(z)       Offering of Securities.  Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Common Stock to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance or sale of any of the Common Stock to be issued pursuant to this Agreement to be subject to the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Stock pursuant to the transactions contemplated by this Agreement. Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Common Stock by the Company to the Investor.

(aa)     Investment Company Status.  The Company is not, and upon consummation of the transactions contemplated by this Agreement will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)     Affiliate Transactions.  No officer, director, five percent (5%) shareholder or other Affiliate of the Company (or any Company Subsidiary), or any individual who, to the Knowledge of the Company, is related by marriage or adoption to or shares the same home as any such Person, or any entity which, to the Knowledge of the Company, is controlled by any such Person (collectively, an “Insider”), is a party to any contract or transaction with the Company (or any Company Subsidiary) which pertains to the business of the Company (or any Company Subsidiary) or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (or any Company Subsidiary). The foregoing representation and warranty does not include deposits at the Company (or any Company Subsidiary) or loans of $250,000 or less made in the ordinary course of business in compliance with Regulation O and other applicable Law.

(cc)     Anti-takeover Provisions Not Applicable.  The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby will be exempt from any anti-takeover or similar provisions of the Company’s certificate of incorporation and bylaws, the Rights Plan and any provisions of any applicable “moratorium”, “control share”, “fair price”, “interested shareholder” or other anti-takeover Laws and regulations of any jurisdiction.

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(dd)     Issuance of the Common Stock.  The issuance of the Common Stock in connection with the transactions contemplated by this Agreement has been duly authorized and such Common Stock, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, and shall not be subject to preemptive or similar rights.

2.3       Representations and Warranties of the Investor.  Except as Previously Disclosed, the Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date which are made as of that date) that:

(a)       Organization and Authority.  The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b)        Authorization; No Conflicts.

(i)         The Investor has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors, general partner or managing members, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its shareholders, partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company is the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)        Neither the execution, delivery and performance by the Investor of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (1) its certificate of incorporation or bylaws, its certificate of limited partnership or partnership agreement or its similar governing

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documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which the Investor may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) violate any Law applicable to the Investor or any of its properties or assets except in the case of clauses (A)(2) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c)       Governmental Consents.  Except as set forth in the Disclosure Schedule, no Governmental Consents are necessary for the execution and delivery of this Agreement or for the purchase by the Investor of the Common Stock pursuant to this Agreement.

(d)       Purchase for Investment; Accredited Investor Status.  The Investor acknowledges that the Common Stock to be purchased by the Investor pursuant to this Agreement has not been registered under the Securities Act or under any state securities laws and may not be resold or transferred by the Investor without such registration or appropriate reliance on any available exemption from such requirements. The Investor (i) is acquiring the Common Stock pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws solely for investment with no present intention to distribute any of the Common Stock to any Person, (ii) will not sell or otherwise dispose of any of the Common Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Common Stock and of making an informed investment decision and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e)       Brokers and Finders.  Neither the Investor, nor its respective Affiliates nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor in connection with this Agreement or the transactions contemplated hereby. The Investor acknowledges that it is purchasing the Common Stock directly from the Company and not from the Placement Agent.

(f)        Investment Decision.  The Investor, or the duly appointed investment manager to the Investor (the “Investment Manager”), if applicable, has independently evaluated the merits of its decision to purchase the Common Stock pursuant to this Agreement, and the Investor confirms that neither it, nor its Investment Manager, if applicable, has relied on the advice of any other person’s business and/or legal counsel in making such decision. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Common Stock constitutes legal, tax or investment advice. The Investor has consulted such accounting, legal, tax and investment advisors as it has deemed necessary or appropriate in connection with its purchase of the Common Stock. The Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Common Stock and the Investor has

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not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Investor in connection with the transactions contemplated by this Agreement. Except as Previously Disclosed and except for this Agreement, there are no agreements or understandings with respect to the transactions contemplated by this Agreement and the Side Letter between the Investor or any of its Affiliates, on the one hand, and (i) any of the Other Investors or any of their respective Affiliates, in each case, the identity of which is known to the Investor, (ii) the Company or (iii) the Company Subsidiaries, on the other hand.

(g)       Financial Capability.  At the Closing, the Investor shall have available all funds necessary to consummate the purchase of Common Stock on the terms and conditions contemplated by this Agreement.

(h)       Access to Information.  The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Stock and the merits and risks of investing in the Common Stock; (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Investment; and (iv) the opportunity to ask questions of management.

(i)        No Reliance.  The Investor has not relied on any representation or warranty in connection with the Investment other than those contained in this Agreement.

(j)        No Coordinated Acquisition.  Except as Previously Disclosed, the Investor (i) reached its decision to invest in the Common Stock independently from any other Person known by the Investor to be a potential investor in the Company, other than any Affiliates of the Investor that are also investing in the Other Private Placements, (any such person, a “Potential Investor”), (ii) is not affiliated with any other Potential Investor, (iii) is not advised or managed by an advisor or manager that advises or manages any other Potential Investor, other than any Affiliates of the Investor that are also investing in the Other Private Placements, (iv) has not entered into any agreement or understanding, whether written or not reduced to writing, with any other Potential Investor to act in concert for the purpose of exercising a controlling influence over the Company or any Company Subsidiaries, including, but not limited to, any agreements or understandings regarding the voting or transfer of shares of the Company, (v) has not shared due diligence materials prepared by such Investor or any of its advisors or representatives with respect to the Company or any Company Subsidiaries with any other Potential Investor, (vi) has not been induced, nor has induced any other Potential Investor, to enter into the transactions contemplated by this Agreement by any other Potential Investor, (vii) was not notified of or provided the opportunity to enter into the transactions contemplated by this Agreement pursuant to the terms of any agreement or informal understanding with, or otherwise acting in concert with, any other Potential Investor and was not required by the terms of any agreement or informal understanding to so notify any other Potential Investor, (viii) is not a party to any

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formal or informal understanding with any other Potential Investor to make a coordinated acquisition of stock of the Company, and the investment decision of the Investor is not based on the investment decision of any other Potential Investor, (ix) is not a party to any formal or informal agreement or understanding concerning the appointment of any individual to the Board of Directors, (x) will not, by reason of the Investment, file, be required to file, or be required to be included in a Schedule 13D or Schedule 13G pursuant to the United States federal securities laws, (xi) has not engaged as part of a group consisting of substantially the same entities as the Potential Investors, in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States and (xii) will not pay any other Potential Investor any fee in connection with the transactions contemplated hereby. Except as Previously Disclosed, the Investor does not presently hold any capital stock of the Company.

ARTICLE 3

COVENANTS

3.1       Conduct of Business Prior to Closing.  Except as otherwise expressly required or contemplated by this Agreement or applicable Law or in the performance of any Material Contract that was Previously Disclosed, or with the prior written consent of the Investor, between the date of this Agreement and the Closing, the Company shall, and the Company shall cause each Company Subsidiary to:

(a)       use commercially reasonable efforts to conduct its business only in the ordinary course of business; and

(b)       use commercially reasonable efforts to (i) preserve the present business operations, organization (including officers and employees) and goodwill of the Company and any Company Subsidiary and (ii) preserve business relationships with customers, suppliers, consultants and others having business dealings with the Company; provided, however, that nothing in this clause (b) shall place any limit on the ability of the Board of Directors to act, or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable Law or imposed by any Governmental Entity.

3.2       Confidentiality.  The Investor acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement heretofore entered into between the Investor and the Company (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.

3.3       Commercially Reasonable Efforts.  Upon the terms and subject to the conditions herein provided, except as otherwise provided in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby, including but not limited to: (a) the satisfaction of the conditions precedent to the obligations of the parties hereto; (b) the obtaining of applicable Governmental Consents, and consents, waivers and approvals of any other third parties; (c)

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defending of any claim, action, suit, investigation or proceeding, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (d) the execution and delivery of such instruments, and the taking of such other actions as the other parties hereto may reasonably request in order to carry out the intent of this Agreement. Notwithstanding the foregoing, under no circumstances will the Investor be required to disclose to the Company, the Company Subsidiaries or any third party any information the disclosure of which is prohibited by Law, nor shall it be required to agree to any restrictions, conditions or commitments imposed or otherwise required by any Government Entity that are determined by the Investor in its sole discretion to be unduly burdensome, other than customary passivity commitments, in order to consummate and make effective the transactions contemplated hereby.

3.4       Legend.

(a)       The Investor agrees that all certificates or other instruments representing the Common Stock subject to this Agreement shall bear a legend substantially to the following effect, until such time as they are not required under Section 3.4(b):

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)       Upon request of the Investor, the Company shall promptly cause such legend to be removed from any certificate for any Common Stock to be so transferred if (i) such Common Stock is being transferred pursuant to a registration statement in effect with respect to such transfer or (ii) such Common Stock is being transferred pursuant to an exemption from registration under the Securities Act and applicable state laws subject to receipt by the Company of an opinion of counsel for the Investor reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws. The Investor acknowledges that the Common Stock has not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the Common Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

3.5       Certain Other Transactions.

(a)       Prior to the Closing, notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Investor (in a form that is reasonably satisfactory to the Investor) that the terms of this Agreement shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect Subsidiary. For the avoidance of doubt, it is understood

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and agreed that, in the event that a Change in Control occurs on or prior to the Closing, the Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this Agreement, the Common Stock that is to be purchased by the Investor pursuant to this Agreement (or such other securities or property (including cash) into which the Common Stock that is to be purchased by Investor pursuant to this Agreement may have become exchangeable as a result of such Change in Control), as if the Closing had occurred immediately prior to such Change in Control.

(b)       In the event that, at or prior to the Closing, (i) the number of shares of Common Stock, or securities convertible or exchangeable into or exercisable for shares of Common Stock, issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, or (ii) the Company fixes a record date that is at or prior to the Closing Date for the payment of any non-stock dividend or distribution on the Common Stock (excluding the rights to be issued in the Rights Offering), then the number of shares of Common Stock to be issued to the Investor at the Closing under this Agreement, together with the applicable implied per share price (and the number of shares and per share price pursuant to the Rights Offering), shall be equitably adjusted and/or the shares of Common Stock to be issued to the Investor at the applicable Closing under this Agreement shall be equitably replaced with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit from this Agreement as the Investor had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof, or the aggregate percentage of shares to be purchased by the Investor, be changed by the foregoing.

(c)       Notwithstanding anything in the foregoing to the contrary, the provisions of this Section 3.5 shall not be implicated by (i) the transactions contemplated by this Agreement, the Other Private Placements, the TARP Exchange and the Other Preferred Exchanges, and the Rights Offering, or (ii) any issuances of options, restricted stock units or other equity-based awards granted to newly-appointed directors, employees or consultants of the Company at or around the same time as the transactions contemplated by this Agreement to such Persons, including upon exercise of any such options.

3.6       Exchange Listing.  The Company shall use its reasonable best efforts to cause the Common Stock to be issued pursuant to this Agreement to be approved for listing on NASDAQ or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance, as promptly as possible and in any event prior to the Closing.

3.7       Stockholders Meeting.  Promptly after the Closing Date, the Company shall give notice of and hold a meeting of its stockholders in accordance with applicable law and the corporate governance rules of NASDAQ for the purpose of obtaining stockholder approval of an amendment to the certificate of incorporation of the Company increasing the number of shares of Common Stock and Preferred Stock the Company is authorized to issue and, if and to the extent required by the corporate governance rules of NASDAQ, further approving the issuance of shares of Common Stock upon such approval pursuant to the conversion of the Common Stock Equivalents issued in the TARP Exchange and in the Other Preferred Exchanges. To the extent

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permitted by the NASDAQ corporate governance rules, the Investor agrees to vote all shares of Common Stock that it owns or has the power to direct the voting of for this purpose in favor of such amendment and such issuances.

3.8       Registration Rights.

(a)        Registration.

(i)         Subject to the terms and conditions of this Agreement, the Company covenants and agrees that upon the expiration of ninety (90) days after the Closing Date (the “Filing Deadline”), the Company shall have prepared and filed with the SEC one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designated an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities until the date that is 12 months after the initial effective date thereof (the “Registration Termination Date”).

(ii)        Any registration pursuant to this Section 3.8(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.

(b)       Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c)       Obligations of the Company.  The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(i)         Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to this Section 3.8(c), keep such registration statement effective or such prospectus supplement current.

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(ii)        Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii)        Furnish to the Holders such number of correct and complete copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(iv)       Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)        Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(vi)       Give written notice to the Holders (which notice shall not contain any material, non-public information):

(A)        when any registration statement filed pursuant to Section 3.8(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)        of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

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(C)        of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)        of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)        of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(vii)      Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3.8(c)(vi)(C) at the earliest practicable time.

(viii)      Upon the occurrence of any event contemplated by Section 3.8(c)(v) or 3.8(c)(vi)(E) and subject to the Company’s rights under Section 3.8(d), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ix)       Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed or, if the same class of securities is not then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities of such class to be listed on the NASDAQ Capital Market.

(x)        If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(xi)       Timely provide to its security holders earnings statements satisfying the provisions of Section 9(a) of the Securities Act and Rule 158 thereunder.

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(d)      Suspension of Sales.  Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make use of such registration statement, prospectus or prospectus supplement inadvisable, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed forty-five (45) consecutive days and the aggregate of all Suspension Periods shall not exceed one hundred twenty (120) days during any twelve (12) month period.

(e)       Termination of Registration Rights.  A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f)        Furnishing Information.

(i)         Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii)        It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.8(c) as to a selling Holder that such selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g)       Indemnification.

(i)         The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or any omission to

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state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based solely upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Holders.

(ii)        If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action. An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees and all similarly situated Persons who are “Indemnitees” as defined in the other Agreements. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement

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includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding. Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 3.8(g)(ii)) shall be paid to the Indemnitee, as incurred, within thirty (30) days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder).

(iii)        If the indemnification provided for in Section 3.8(g)(i) is unavailable to an Indemnitee with respect to any Losses, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.8(g)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.8(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(iv)        The indemnity and contribution agreements contained in this Section 3.8(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article 5 of this Agreement.

(h)       Assignment of Registration Rights.  The rights of the Investor to registration of Registrable Securities pursuant to Section 3.8(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $1 million in Registrable Securities or all of the Registrable Securities held by the Investor and (ii) such transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

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(i)        Rule 144 Reporting.  With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)         make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(ii)        so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(iii)       to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(j)        As used in this Section 3.8, the following terms shall have the following respective meanings:

(i)         “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 3.8(a)(i) is first declared effective by the SEC.

(ii)        “Effectiveness Deadline” means, with respect to the Shelf Registration Statement required to be filed pursuant to Section 3.8(a)(i), the earlier of (i) the 90th calendar day following the Filing Deadline and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(iii)       “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 3.8(h) hereof.

(iv)       “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration

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statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(v)        “Registrable Securities” means (A) all Common Stock purchased by the Investor pursuant to this Agreement and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities after (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(e)(1) (or Rule 144(i)(2), if applicable), (3) they have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not permitted by this Agreement to be assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(vi)       “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.8, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(vii)      “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(viii)      “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

(k)      On or prior to the Acceptance Date, the Investor shall furnish to the Company a fully completed Selling Shareholder Questionnaire in the form attached as Appendix I hereto for use in the preparation of the Registration Statement and all of the information contained therein will be true and correct as of the Closing Date.

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ARTICLE 4

TERMINATION

4.1       Termination.  This Agreement may be terminated prior to the Closing:

(a)       by mutual written agreement of the Company and the Investor;

(b)       by any party, upon written notice to the other party, in the event that the Closing does not occur on or before August 31, 2013; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)       by the Investor, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(ii)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if the Investor is not in material breach of any of the terms of this Agreement;

(d)       by the Company, upon written notice to the Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(iii)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(d) shall only apply if the Company is not in material breach of any of the terms of this Agreement; or

(e)       by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

4.2       Effects of Termination.  In the event of any termination of this Agreement as provided in Section 4.1, this Agreement (other than Section 3.2, this Article 4 and Article 6 of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

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ARTICLE 5

INDEMNITY

5.1       Indemnification by the Company.

(a)       After the Closing, and subject to Sections 5.1(b), 5.3 and 5.4, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Investor and its Affiliates, and their successors and assigns, officers, directors, partners, members and employees, as applicable, (the “Investor Indemnified Parties”) against, and reimburse any of the Investor Indemnified Parties for, all Losses that any of the Investor Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with (1) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto or (2) any breach or failure by the Company to perform any of its covenants or agreements contained in this Agreement. Notwithstanding anything herein to the contrary, the obligations of the Company under this Section 5.1(a) shall not be applicable to or inure to the benefit of any transferee of the Common Stock sold pursuant to this Agreement who is not an Affiliate of the Investor.

(b)       Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless any of the Investor Indemnified Parties against, or reimburse any of the Investor Indemnified Parties for, any Losses pursuant to Section 5.1(a)(1) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations) until the aggregate amount of the Investor Indemnified Parties’ Losses for which the Investor Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a) exceeds $100,000 (the “Deductible”), after which the Company shall be obligated for all of the Investor Indemnified Parties’ Losses for which the Investor Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.1(a)(1) that are in excess of the Deductible. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless the Investor Indemnified Parties against, or reimburse the Investor Indemnified Parties for, any Losses pursuant to Section 5.1(a)(1) in a cumulative aggregate amount exceeding the aggregate purchase price paid by the Investor to the Company pursuant to Section 1.1 (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations).

(c)       For purposes of Section 5.1(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality,” “Material Adverse Effect” or similar qualifications.

5.2       Indemnification by the Investor.

(a)       After the Closing, and subject to Sections 5.2(b), 5.3 and 5.4, the Investor shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Company, the Placement Agent and their respective Affiliates and their respective successors and assigns, officers, directors, partners, members and employees (collectively, the “Company Indemnified Parties”) against, and reimburse any of the Company Indemnified Parties for, all Losses that the Company Indemnified Parties may at any time suffer or incur, or become subject to, as a result

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of or in connection with (1) the inaccuracy or breach of any representation or warranty made by the Investor in this Agreement or any certificate delivered pursuant hereto or (2) any breach or failure by such Investor to perform any of its covenants or agreements contained in this Agreement.

(b)       Notwithstanding anything to the contrary contained herein, the Investor shall not be required to indemnify, defend or hold harmless any of the Company Indemnified Parties against, or reimburse any of the Company Indemnified Parties for any Losses pursuant to Section 5.2(a)(1) (other than Losses arising out of the inaccuracy or breach of any Investor Specified Representations) until the aggregate amount of the Company Indemnified Parties’ Losses for which the Company Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.2(a) exceeds the Deductible, after which the Investor shall be obligated for all of the Company Indemnified Parties’ Losses for which the Company Indemnified Parties are finally determined to be otherwise entitled to indemnification under Section 5.2(a)(1) that are in excess of such Deductible. Notwithstanding anything to the contrary contained herein, the Investor shall not be required to indemnify, defend or hold harmless the Company Indemnified Parties against, or reimburse the Company Indemnified Parties for, any Losses pursuant to Section 5.2(a)(1) in a cumulative aggregate amount exceeding the aggregate purchase paid by the Investor to the Company pursuant to Section 1.1 hereof (other than Losses arising out of the inaccuracy or breach of any of the Investor Specified Representations).

(c)       For purposes of Section 5.2(a), in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality” or similar qualifications.

5.3       Notification of Claims.

(a)       Any Person that may be entitled to be indemnified under this Article 5 (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

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(b)       Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel reasonably acceptable to the Indemnified Party and at its own expense. The Indemnified Party shall have the right to employ counsel on its own behalf for, and otherwise participate in the defense of, any such Third Party Claim, but the fees and expenses of its counsel will be at its own expense unless (A) the employment of counsel by the Indemnified Party at the Indemnifying Party’s expense has been authorized in writing by the Indemnifying Party, as applicable, (B) the Indemnified Party reasonably believes there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim, (C) the Indemnified Party reasonably believes there are legal defenses available to it that are different from, additional to or inconsistent with those available to the Indemnifying Party, or (D) the Indemnifying Party has not in fact employed counsel to assume the defense of such Third Party Claim within a reasonable time after receipt of notice of the commencement of such Third Party Claim, in each of which cases the fees and expenses of such Indemnified Party’s counsel shall be at the expense of the Indemnifying Party; provided, however, that in the event any Investor Indemnified Party is similarly situated with any other “Investor Indemnified Party” under any of the other Agreements with respect to any Third Party Claim, and does not have any conflict of interest with such Person in the conduct of the defense of such Third Party Claim or have legal defenses available to it that are different from, additional to or inconsistent with those available to such Person, such Investor Indemnified Party shall be required to employ the same counsel as such Person and the Company shall be responsible for the fees and expenses of only one such counsel for such Investor Indemnified Party and such other Person or Persons (assuming any of clauses (A) through (D) is satisfied). The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. The Indemnified Party shall, and shall cause each of their Affiliates and representatives to, use reasonable best efforts to cooperate with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any statement, finding or admission of any fault, culpability, failure to act, violation of Law or admission of any wrongdoing by or on behalf of the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from any and all liabilities in respect of such Third Party Claim. An Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim

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or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed); provided that such consent shall not be required if the Indemnifying Party has not fulfilled any material obligations under this Section 5.3(b).

(c)       In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Agreement. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

5.4       Indemnification Payment.  In the event a claim or any Action for indemnification hereunder has been finally determined, the amount of such final determination shall be paid by the Indemnifying Party to the Indemnified Party on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party as a result of such claim or Action shall be reimbursed promptly by the Indemnifying Party upon receipt of an invoice describing such costs incurred by the Indemnified Party. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable judicial order has been entered into with respect to such claim or Action.

5.5       Exclusive Remedies.  Each party hereto acknowledges and agrees that following the Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for any breach of the representations, warranties or covenants contained in the this Agreement. No investigation of the Company by the Investor, or of the Investor by the Company, whether prior to or after the date of this Agreement, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE 6

MISCELLANEOUS

6.1       Survival.  The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is fifteen (15) months after the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Company Specified Representations (other than the representations and warranties made in Section 2.2(x), which shall survive until the expiration of the applicable statute of limitations) and the Investor Specified Representations shall survive the Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the

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earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.

6.2       Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. In addition, the following terms shall have the meanings assigned to them below:

(a)       the term “Affiliate“ means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of the Company Subsidiaries solely by reason of any investment in the Company and, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

(b)       the term “Agency“ means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities;

(c)       the term “Board of Directors“ means the Board of Directors of the Company;

(d)       the term “Business Day“ means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of California generally are authorized or required by Law or other governmental actions to close;

(e)       the term “Capital Stock“ means the capital stock or other applicable type of equity interest in a Person;

(f)        the term “Change in Control“ means, with respect to the Company, that any Person, other than the Investors and their Affiliates, becomes a beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) directly or indirectly, of twenty percent (20%) of the aggregate voting power of the Voting Securities.

(g)       the term “Code“ means the Internal Revenue Code of 1986, as amended;

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(h)       the term “Company Specified Representations“ means the representations and warranties made in Section 2.2(a), Section 2.2(c), Section 2.2(d)(i) and Section 2.2(z);

(i)        the term “Disclosure Schedule“ shall mean a schedule delivered, on or prior to the date of this Agreement, by (i) the Investor to the Company and (ii) the Company to the Investor setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more covenants contained in Article 3;

(j)        the term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

(k)       the term “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods;

(l)        the term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization or securities exchange;

(m)      the term “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;

(n)       the term “Investor Specified Representations” means the representations and warranties made in Section 2.3(b)(i), Section 2.3(d) and Section 2.3(e);

(o)       the term “Knowledge” of the Company and words of similar import mean the knowledge of any directors or executive officers of the Company listed on the Disclosure Schedule hereto;

(p)       the term “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Bank or a security backed by or representing an interest in any such mortgage loan;

(q)       the term “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding special, consequential, exemplary and punitive damages;

(r)       the term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited

39

liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(s)       the term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a Subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more Subsidiaries thereof;

(t)        the term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed;

(u)       the term “Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax;

(v)       the term “Voting Securities” means at any time shares of any class of Capital Stock of the Company that are then entitled to vote generally in the election of directors;

(w)      the word “or” is not exclusive;

(x)       the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(y)       the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(z)       all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.3       Amendment and Waivers.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party.

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6.4       Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles shall be deemed as sufficient as if manually signed signature pages had been delivered.

6.5       Governing Law.  This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.6       Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York, New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any New York State court sitting in the borough of Manhattan, New York, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.8 shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby

6.7       WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.8       Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

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(a)       If to the Investor, at the address set forth on the signature page to this Agreement:

(b)       If to the Company:

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, California 90036

Attn:    Wayne-Kent A. Bradshaw, President and Chief

Executive Officer

Fax:     (323) 556-3216

with a copy (which copy shall not constitute notice) to:

Arnold & Porter LLP

777 South Figueroa Street,

44th Floor

Los Angeles, California 90017

Attn:    James R. Walther, Esq.

Fax:     (213) 243-4199

6.9       Entire Agreement.  This Agreement (including the Annexes, the Side Letter and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.10     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Stock to be issued pursuant to this Agreement. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign some or all of its rights hereunder or thereunder without the consent of the Company to any Affiliate of the Investor, and such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to the Investor.

6.11     Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.12     Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties

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shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.13     Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person (including any of the Other Investors) other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 5.1 and 5.2 shall inure to the benefit of the Persons referred to in such Sections. Notwithstanding the foregoing, the Company and the Investor agree that the Placement Agent, as placement agent for the Common Stock sold pursuant to this Agreement, shall be a third party beneficiary of the representations, warranties and agreements made or given by the parties hereunder.

6.14     Public Announcements.  The Investor will not make (and will use its reasonable best efforts to ensure that its Affiliates and representatives do not make) any news release or public disclosure with respect to this Agreement and any of the transactions contemplated hereby, without first consulting with the Company and, in each case, also receiving the Company’s consent (which shall not be unreasonably withheld or delayed).

6.15     Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.16     No Recourse.  This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, shareholder, Affiliate, agent, attorney or representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

6.17     Possible Common Stock Equivalent Transaction.  The Company does not currently have sufficient authorized but unissued shares of Common Stock available under its certificate of incorporation to enable it to complete the TARP Exchange, each of the Other Preferred Exchanges, and the Other Private Placements. In addition, issuance of Common Stock for such purposes would ordinarily require approval by the Company’s stockholders pursuant to Rule 5635 of the corporate governance rules of the Nasdaq Stock Market. Accordingly, the Company has agreed with the Treasury that the Company will, as a condition to completion of the TARP Exchange, either: (i) obtain the required Company stockholder approval under the Nasdaq corporate governance rules and complete the other steps required to amend its certificate of incorporation to authorize the issuance of a sufficient number of shares of Common Stock for such purposes; or (ii) file a certificate of designations with the Secretary of State of the State of Delaware to designate a new series of preferred stock out of the Company’s authorized but

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unissued preferred stock, to be designated Series F Common Stock Equivalent (the “Common Stock Equivalents”), the terms of which will include that, upon the affirmative vote of the stockholders of the Company specified in such certificate and relating to an increase in the shares of Common Stock it is authorized to issue, such preferred stock shall be mandatorily convertible into the number of shares of Common Stock that would be issued directly if the TARP Exchange were made for Common Stock and an escalating non-cumulative dividend requirement to provide an incentive to the stockholders of the Company to provide such vote. The Company and the Treasury have further agreed in such event that the TARP Exchange and the Other Preferred Exchanges shall be exchanges for shares of the Common Stock Equivalents rather than shares of Common Stock. The number of shares of Common Stock Equivalents to be issued in such alternative transaction (excluding shares to be issued in respect of accrued cumulative dividends under the terms of the TARP Preferred Stock) shall be the number of shares of Common Stock Equivalents that have an aggregate liquidation preference equal to 50% of the liquidation preference of all of the TARP Preferred Stock or other preferred stock, as applicable, to be exchanged.

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Appendix I

SELLING STOCKHOLDER QUESTIONNAIRE

The undersigned beneficial owner of Common Stock (the “Common Stock”) of Broadway Financial Corporation (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of Common Stock that qualifies as Registrable Securities, in accordance with the terms of a Subscription Agreement (the “Subscription Agreement”) between the Company and the Investor(s) named therein. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Securityholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

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3.	Beneficial Ownership of Registrable Securities:

Number of Shares of Registrable Securities beneficially owned[1] and purchased pursuant to the Subscription Agreement:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Securities of the Company Other than the Registrable Securities Owned by the Selling Securityholder.

1 Securities “beneficially owned” would include securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise (regardless of whether or how they are registered), such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators or trustees, and securities held for your account by pledgees, securities owned by a partnership in which you are a member, and securities owned by any corporation which is or should be regarded as a personal holding corporation of yours. You are also considered to be the beneficial owner of a security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership. Finally, you are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty days, including but not limited to any right to acquire (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

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Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Please fill in the table below as you would like it to appear in the Registration Statement. Include footnotes where appropriate.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

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Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE (1) FAX OR EMAIL A COPY OF THE COMPLETED AND EXECUTED

NOTICE AND QUESTIONNAIRE, AND (2) RETURN THE ORIGINAL BY

OVERNIGHT MAIL, TO:

Broadway Financial Corporation

5055 Wilshire Boulevard

Suite 500

Los Angeles, CA 90036

Attn:  Chief Financial Officer

Facsimile:  (213) 634-1723

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